                                                                 Exhibit 10.39F

                                                                  Addendum No. 6
                                                         Contract No. MA/CCF-478

                                   ADDENDUM TO
                             MARITIME ADMINISTRATION
                       CAPITAL CONSTRUCTION FUND AGREEMENT
                                      WITH
                     NATIONAL STEEL AND SHIPBUILDING COMPANY

          THIS AGREEMENT is made by and between the MARITIME ADMINISTRATOR (the "Administrator"), and NATIONAL STEEL AND SHIPBUILDING COMPANY, a citizen of the United States (the "Contractor"), as an addendum to that certain Capital Construction Fund ("CCF") Agreement Contract No. MA/CCF-478 (the "Agreement").

         WHEREAS:

         1. The Administrator and the Contractor entered into the Agreement on September 13, 1988, under Section 607 of the Merchant Marine Act, 1936, as amended (the "Act"); and

         2. The Contractor and its parent company NASSCO Holdings, Incorporated ("NHI") have been acquired by General Dynamics Corporation ("General Dynamics") and are now wholly-owned subsidiaries of General Dynamics.

         3. The parties hereto desire to amend the Agreement as set forth in this Addendum.

         NOW, THEREFORE, in consideration of the premises, the Administrator and the Contractor agree as follows:

         I. The Agreement will now become a consolidated Agreement with General Dynamics as the new Contractor and shall include only those parties listed under Attachment I. The defined term "Party" shall mean any or all of National Steel and Shipbuilding Company, NHI, Bath Iron Works, or American Overseas, as the case may be.

         II. The Agreement is amended by terminating the approval of the Contractor's commercial paper program and deleting it from the Agreement.

         III. Section 7(A) of the Agreement, including any referenced documents therein, is hereby deleted and replaced with the following, including any referenced documents herein:

          "(A) The Party, at its discretion, may invest fund assets in third party receivables of General Dynamics Corporation, or of its other affiliates, assigned to the Party for that purpose, from progress payment billings contracts, and under other contracts, with the collection of such receivables to be guaranteed by the General Dynamics Corporation if necessary to cause such receivables to be "qualified investments," and in other investments which are "qualified investments" under Maritime Administration rules and regulations, as they exist at the present time or as they may be amended. Investments in third party receivables of General Dynamics Corporation and its affiliates shall be made pursuant to the terms and procedures of the form of the Receivables Purchase and Sale Agreement and included Exhibits, attached hereto as Appendix I."

         IV. The existing Schedule B to the Agreement is replaced by the attached revised Schedule B which: (A) deletes the construction of two 500 passenger cruise vessels; (B) increases the estimated vessel cost of the two Roll-on/Roll-off Trailer Vessels from $135 million each to $175 million each; and (C) adds the construction of four high speed Roll-on/Roll-off container ships and four container ships as qualified program objectives.

          V. The existing Schedule C to the Agreement is replaced by the attached revised Schedule C which updates the list of qualified depositories under the Agreement.

          VI. Except as herein otherwise expressly provided, the Agreement, as heretofore amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Addendum No. 6 in four counterparts, effective as of the 16th day of August, 1999.

(SEAL)                                  UNITED STATES OF AMERICA
                                        SECRETARY OF TRANSPORTATION
                                        MARITIME ADMINISTRATOR

ATTEST

By:            [SIG]                    By:            [SIG]
     ---------------------------             ---------------------------
             Secretary                          Contracting Officer

(SEAL)                                  NATIONAL STEEL AND SHIPBUILDING
                                          COMPANY

ATTEST

By:  /s/ E. A. Murray                   By:  /s/ R. H. Vortmann
     ---------------------------             ---------------------------

Name:    E. A. Murray                   Name:    R. H. Vortmann
     ---------------------------             ---------------------------
          (print or type)                         (print or type)

Title:   Assistant Secretary            Title:   President
     ---------------------------             ---------------------------
          (print or type)                         (print or type)

(SEAL)                                  GENERAL DYNAMICS CORPORATION

ATTEST

By:      /s/ Margaret N. House          By:      /s/ L. Hugh Redd
     ---------------------------             ---------------------------

Name:    Margaret N. House              Name:    L. Hugh Redd
     ---------------------------             ---------------------------
          (print or type)                         (print or type)

Title:   Asst. Secretary                Title:   Staff Vice President and Assistant Treasurer
     ---------------------------             ---------------------------
          (print or type)                         (print or type)

Approved as to form:

By:            [SIG]
     ---------------------------
        Assistant Chief Counsel
        Maritime Administration

                                                                    ATTACHMENT I
                          GENERAL DYNAMICS CORPORATION
                             CONSOLIDATED COMPANIES

National Steel and Shipbuilding Company
NASSCO Holdings, Incorporated
Bath Iron Works
American Overseas Marine

                                                              Revised Schedule B
                                                                      MA/CCF-478

                           SCHEDULE B

                           PROGRAM OBJECTIVES

                           ACQUISITION OR CONSTRUCTION OF VESSELS

                                                                             Amount to
            Vessel                                                           be          Approx.    Approx.   Anticipated
Program     Name                                                             Withdrawn   Date       Date      Area
Objective   and        General                               Vessel          from Fund   of         of        of
Number      Number     Characteristics                       Cost (Approx.)  (Approx.)   Contract   Delivery  Operation
----------- ---------- ------------------------------------- --------------- ----------- ---------- --------- ---------------
1           Unknown    Three 140,000 DWT Product Tankers     $200 million    $80         1st qtr              Non-Contiguous
                                                             each            million     2000       2002      Trade

2           Unknown    Two Roll-on Roll-off Trailer Vessels  $175 million    $80         3rd qtr              Non-Contiguous
                                                             each            million     1999       2002      Trade

3           Unknown    Four High Speed Roll-on Roll-off      $300 million    $80         3rd qtr              Non-Contiguous
                       Container Ships                       each            million     1999       2002      Trade


4           Unknown    Four Container Ships                  $100 million    $80         4th qtr              Non-Contiguous
                                                             each            million     1999       2001      Trade and
                                                                                                              Puerto Rico

                                                              Revised Schedule C
                                                                      MA/CCF-478

                                   SCHEDULE C

                                  DEPOSITORIES

NAME AND ADDRESS(1)                     ACCOUNTS
----------------------------------------------------------------------------
Bank of America                         Investment Account
1000 South Tryon St.                    established pursuant to
Charlotte, NC 28255                     46 C.F.R. Section 390.7

Bank One                                Investment Account
One First National Plaza                established pursuant to
Chicago, IL 60670                       46 C.F.R. Section 390.7

Citibank N.A.                           Investment Account
153 E. 53rd Street                      established pursuant to
New York, NY 10043                      46 C.F.R. Section 390.7

Mellon Bank N.A.                        Investment Account
4 Mellon Bank Ctr.                      established pursuant to
Pittsburgh, PA 15259                    46 C.F.R. Section 390.7

The Bank of New York                    Investment Account
One Wall Street                         established pursuant to
New York, NY 10286                      46 C.F.R. Section 390.7

The Northern Trust Company              Investment Account
50 South LaSalle Street                 established pursuant to
Chicago, IL 60675                       46 C.F.R. Section 390.7

First Union National Bank               Investment Account
One First Union Center                  established pursuant to
Charlotte, NC 28288                     46 C.F.R. Section 390.7

Wachovia Bank N.A.                      Investment Account
100 North Main Street                   established pursuant to
Winston-Salem, NC 27150                 46 C.F.R. Section 390.7

-------------------------

         1 The addresses set forth below represent the main office of each depository. The actual branch office used for deposits may vary.

[EXECUTION FORM)                                                     APPENDIX  I

                            RECEIVABLES PURCHASE AND
                             SALE AGREEMENT BETWEEN
                          GENERAL DYNAMICS CORPORATION
                                       AND
                              (QUALIFIED AFFILIATE)

         THIS AGREEMENT made on ___________, 19____, by and between GENERAL DYNAMICS CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("General Dynamics") and (Qualified Affiliate).

         WITNESSETH:

         WHEREAS:

         1. General Dynamics is engaged directly, and through subsidiary and affiliated corporations (collectively such subsidiary and affiliated corporations being referred to herein as "Affiliates"), in the businesses of building ships for the U.S. Government and privately and publicly held corporations.

         2. The monies earned from these activities are received by General Dynamics, and/or its Affiliates, under various forms of contracts for the most part involving progress payments, dependent upon the state of completion of the projects, the proceeds of which are generally subject to assignment.

         3. General Dynamics maintains a consolidated capital construction fund (the "Fund") within the meaning of Section 607 of the Merchant Marine Act, 1936, as amended (the "Act") pursuant to the terms of an original agreement between NASSCO and the Maritime Administration, Department of Transportation, dated as of September 14, 1988, as amended (the "Agreement"), and desires to invest and reinvest certain monies or the proceeds of property deposited and to be deposited, from time to time, into the Fund in an undivided interest in Eligible Receivables held by General Dynamics or any Qualified Affiliate, as such terms are defined below.

         4. (General Dynamics or Qualified Affiliate) proposes to sell and General Dynamics proposes to purchase, for the account of the Fund, an undivided interest in Eligible Receivables arising from time to time and held by (General Dynamics or Qualified Affiliate).

         NOW THEREFORE, in consideration of the premises and the mutual promises, and subject to the terms and conditions hereinafter set forth, it is hereby agreed:

         1. ELIGIBLE RECEIVABLES. Subject to the limitations of paragraph 2 (investment, share, percentage), General Dynamics may purchase from time to time from any itself or any Qualified Affiliate for the account of the Fund an undivided interest in Eligible Receivables. An "Eligible Receivable" shall be an evidence of indebtedness of the United States of America, or any instrumentality or agency thereof, or of any party organized under the laws of the United States or a state thereof, unrelated to General Dynamics or any of its Affiliates, payable in

United States dollars and acquired by General Dynamics or any Qualified Affiliate in the ordinary course of business. Notwithstanding the foregoing, an Affiliate shall qualify to sell evidences of indebtedness to General Dynamics for the account of the Fund under this Agreement ("Qualified Affiliate") only upon delivery of a written instrument agreeing to (i) authorize General Dynamics to act on its behalf where appropriate or required hereunder, (ii) perform any of the acts that General Dynamics has agreed hereunder to cause such Affiliate to perform, and (iii) otherwise bound by the terms of this Agreement.

         2. INVESTMENT, SHARE AND PERCENTAGE. The cumulative dollar amount paid or consideration given by General Dynamics hereunder for the purchase of an undivided interest in Eligible Receivables from General Dynamics ("General Dynamics Receivables") or from any Qualified Affiliate ("Affiliate Receivables") less, in each case,-the proceeds received by the Fund upon any sale of such undivided interest as described in paragraph 13 (REPURCHASE) is hereinafter referred to as "General Dynamics Investment" or "Affiliate Investment," respectively, (collectively "Investment"). The Fund's undivided interest, expressed as a dollar amount, in General Dynamics Receivables or Affiliate Receivables is hereinafter referred to individually as "General Dynamics Share" or "Affiliate Share", respectively (collectively "share"), and in each case shall at any time be equal to General Dynamics Investment or Affiliate Investment, as the case may be, multiplied by the sum of one plus the Discount Factor (as defined below) applicable thereto. The Fund's undivided interest, expressed as a percentage, in General Dynamics Receivables or Affiliate Receivables, is hereinafter referred to as "General Dynamics Percentage" or "Affiliate Percentage", respectively, and in each case shall at any time be equal to General Dynamics Share or an Affiliate Share, as the case may be, divided by the face value of General Dynamics Receivables or the applicable Affiliate Receivables, respectively.

         3. ELECTION AND ASSIGNMENT. If General Dynamics elects to purchase Eligible Receivables initially or from time to time, on behalf of the Fund, it shall execute and deliver an instrument of election ("Election") in the form set forth in Exhibit A to General Dynamics or the applicable Qualified Affiliate, as the case may be, not less than two business days prior to the requested effective date thereof. Pursuant to the Election, General Dynamics will sell, transfer, and assign to NASSCO, in the case of General Dynamics Receivables, and will cause the applicable Qualified Affiliate to sell, transfer and assign to General Dynamics, in the case of Affiliate Receivables, in each case on behalf of the Fund, an undivided interest in such Eligible Receivables. The sale, transfer and assignment shall be evidenced by execution of an instrument of assignment ("Assignment") in the form set forth in Exhibit B. A copy of each Assignment shall be delivered to the Fund depository as evidence of the Fund's investment in accordance with Section 607(c) of the Merchant Marine Act, 1936, as amended. The initial or any change in the level of either General Dynamics Investment or Affiliate Investment, respectively, shall be distinguished from the periodic reinvestment of any General Dynamics Share or Affiliate Share as described in paragraph 9 (ONGOING REINVESTMENT), which shall require no Election or Assignment

         4. TITLE. From the time of General Dynamics' initial purchase of Share through any adjustment in such Share from time to time, such Share shall be and become the exclusive property of the Fund.

         5.   AGENCY.

         (a) Possession and Records. With respect to all Eligible Receivables in which the Fund owns an undivided interest from time to time, General Dynamics shall, in the case of General Dynamics-Receivables, and shall cause the applicable Qualified Affiliate, in the case of Affiliate Receivables, in each acting as agent on behalf of General Dynamics and the Fund, to maintain physical possession of the Eligible Receivables and all records pertaining thereto, which records shall indicate in writing that the Fund has an undivided interest in the Eligible Receivables and shall be sufficient to distinguish the Fund's interest therein from General Dynamics's or such Qualified Affiliate's remaining interest.

         (b) Collection. Subject to the exercise of reasonable business judgment, General Dynamics shall, in the case of General Dynamics Receivables, and shall cause the applicable Qualified Affiliate, in the case of Affiliate Receivables, to use reasonable efforts to process and collect Eligible Receivables in the same manner and with the same diligence as it or such Qualified Affiliate processes and collects its other receivables. In addition General Dynamics shall in its own name, in the case of General Dynamics Receivables, and shall cause the applicable Qualified Affiliate, in the case of Affiliate Receivables, to (i) endeavor to collect, or cause to be collected, from its customers or those of the applicable Qualified Affiliate as and when due any and all amounts owing under or on account of Eligible Receivables, and (ii) take, or cause to be taken, such action to enforce rights under any such Eligible Receivables as it or such Qualified Affiliate deems reasonably proper.

         (c) Collection Agencies: Compliance with Law. General Dynamics or any Qualified Affiliate may employ collection agencies or others to collect defaulted Eligible Receivables. In acting with respect to Eligible Receivables, General Dynamics will and will cause each Qualified Affiliate to comply with all laws, official rulings and regulations and will indemnify and hold the Fund harmless from and against any and all penalties or losses which might be incurred by the Fund as the result of General Dynamics's or any Qualified Affiliate's negligence or failure to comply therewith.

         (d) Enforcement by the Fund. The Fund will take any action to collect Eligible Receivables or to otherwise enforce the Fund's legal interest therein, unless General Dynamics has made a determination not to or is unable to, or does not cause the applicable Qualified Affiliate to or such Qualified Affiliate is unable to proceed for collection and does not otherwise hold the Fund harmless through the operation of paragraph 12 (UNCOLLECTIBLE RECEIVABLES). In no event shall the Fund take any action to collect any Eligible Receivables of the United States of America or any agency or instrumentality thereof which have not been assigned in accordance with the Assignment of Claims Act

         (e) Servicing Costs. General Dynamics will reimburse each Qualified Affiliate, as appropriate, on a monthly basis, but not from the Fund, for the performance of services required by this paragraph in an amount equal to the actual costs incurred in connection with such services as determined from time to time (i) for the General Dynamics Receivables by multiplying such costs by the General Dynamics Percentage of the General Dynamics Receivables owned by the Fund, and (ii) for each Affiliate's Receivables by multiplying such costs by such Affiliate's Percentage of such Affiliate Receivables owned by the Fund. General Dynamics shall, in the case of General Dynamics Receivables, and shall cause the applicable Qualified Affiliate, in the case of Affiliate Receivables, to keep records reasonably required to allow NASSCO to verify any amounts charged hereunder.

         (f) Power of Attorney. General Dynamics, on behalf of itself and the Fund, hereby grants to each Qualified Affiliate, as appropriate, an exclusive power of attorney to process and collect the interest of the Fund in Eligible Receivables, which shall be revocable only if such Qualified Affiliate is unable to proceed for collection and does not otherwise hold the Fund harmless through the operation of paragraph 12 (UNCOLLECTIBLE RECEIVABLES).

         6. Audit. General Dynamics shall, in the case of General Dynamics Receivables, and shall cause the applicable Qualified Affiliate, in the case of Affiliate Receivables, to (a) maintain such documents in accordance with its regular practice as may be required for the collection of Eligible Receivables; (b) maintain such accounts and other records as will enable it to determine upon request the status of the Fund's General Dynamics Share or Affiliate Share; (c) permit, on reasonable notice and during normal business hours, the inspection, auditing, checking and making abstracts from General Dynamics's and such Qualified Affiliate's accounts, records, correspondence and other papers pertaining to Eligible Receivables; and (d) deliver, upon request copies of any of such accounts, records, correspondence and other papers as it may reasonably deem essential with respect to Eligible Receivables.

           7. ACCOUNT1NG MONTH. This Agreement shall be administered on the basis of NASSCO's accounting month. The last business day of each accounting month shall constitute an "Account Clearing Date." General Dynamics shall, in the case of General Dynamics Receivables, and shall cause the applicable Qualified Affiliate, in the case of Affiliate Receivables, to develop data, analyses and reports in accordance with paragraph 8 (DISCOUNT) as of each Account Clearing Date. These data, analyses and reports shall be provided no later than the Account Clearing Date for the subsequent month. If any change in the level of Investment occurs on a day other than an Account Clearing Date, then for purposes of all calculations, sales, collections and expenses shall be deemed to have occurred ratably over the month.

           8. DISCOUNT. Purchases for the account of the Fund with respect to each of the General Dynamics Receivables or any Affiliate Receivables, as the case may be, shall be for a consideration equal to an amount which is lower than the applicable General Dynamics Share or Affiliate Share by the amount of a

              "Discount" (as defined below), which reflects the expected days to collect such General Dynamics Receivables or Affiliate Receivables ("Contract Collection Days") and the "Rate" (as defined below). The Discount with respect to each of the General Dynamics Receivables and any Affiliate Receivables, as the case may be, shall be separately determined in the following manner

              (a) Contract Collection Days shall initially be set at 45 days, which is the current estimate of the average of the actual collection days for the Eligible Receivables. For each year after 1988, the Contract Collection Days shall be the average of actual experience with Eligible Receivables for the immediately preceding year or as otherwise mutually agreed.

              (b) Actual Collection Days are calculated for each month by multiplying the month-end Eligible Receivables balance by the number of days in the month and dividing that value by the aggregate amounts invoiced during the month for the customer accounts which generate Eligible Receivables.

              (c) The initial discount rate for each purchase shall be ten percent (10%) per annum, which rate shall be adjusted from time to time by General Dynamics to reflect current market conditions.

              (d) The Discount Factor for each purchase equals the Rate multiplied by Contract Collection Days.

              (e) The Fund's General Dynamics Share or Affiliate Share shall equal the General Dynamics Investment or Affiliate Investment, respectively, multiplied by the sum of one plus the Discount Factor applicable thereto.

              (f) The Discount with respect to General Dynamics Receivables equals General Dynamics Investment multiplied by the applicable Discount Factor, and the Discount with respect to any Affiliate Receivables equals such Affiliate Investment multiplied by the applicable Discount Factor.

              (g) Discount Income equals the product of days in such month multiplied by the Discount for such month and divided by the Contract Collection Days for such month.

         9. ONGOING REINVESTMENT. The make-up of the Eligible Receivables will change continuously as individual evidences of indebtedness are collected and new evidences of indebtedness are generated in the normal course of General Dynamics's and each Qualified Affiliate's businesses. Collections with respect to Eligible Receivables included in General Dynamics Share or Affiliate Share shall be routinely and immediately reinvested in other Eligible Receivables. All credits under paragraph 10 (MONTHLY ESTIMATED CREDITS) and annual adjustments under paragraph 11 (ANNUAL ADJUSTMENT FOR ACTUAL COLLECTIONS) shall be deemed to be immediately reinvested in other Eligible Receivables unless General

Dynamics or a Qualified Affiliate, as the case may be, elects to make payment in cash to the Fund.

         10. MONTHLY ESTIMATED PAYMENTS. General Dynamics shall, in the case of General Dynamics Receivables, and shall cause the applicable Qualified Affiliate, in the case of Affiliate Receivables, in each case, as of the end of each Account Clearing Date and before the next following Account Clearing Date to make calculations as shown by example in the applicable Exhibit D (note, each selling entity will have a separate Exhibit D) and, credit the Fund, for the net of the following items:

         (a) The Fund's Discount Income for such General Dynamics Receivables or the applicable Affiliate Receivables, as the case may be, for the month, plus

         (b) The General Dynamics Percentage and each Affiliate Percentage, as the case may be, of finance revenue, if any, for such General Dynamics Receivables or Affiliate Receivables, respectively, (i.e., interest charges collected on Eligible Receivables during the month).

For each monthly period, General Dynamics each Qualified Affiliate, as appropriate, the monthly costs as described in paragraph 5(e) (AGENCY - SERVICING COSTS).

         11. ANNUAL ADJUSTMENT FOR ACTUAL COLLECTIONS. After the end of each calendar year, adjustments shall be made between General Dynamics and each Qualified Affiliate, as applicable, and the Fund to reflect the Actual Collection Days for such General Dynamics Receivables and Affiliate Receivables, as the case may be, as experienced for each month of the expired year. As described in Exhibit D (in which certain terms used hereinafter in this paragraph are defined), an Adjusted Daily Income for the General Dynamics Receivables and the applicable Affiliate Receivables shall be calculated based on Actual Collection Days for such General Dynamics Receivables or Affiliate Receivables, as appropriate, and an adjustment for the General Dynamics Receivables and the applicable Affiliate Receivables shall be calculated by multiplying the number of days in each month times the difference between Daily Income and Adjusted Daily Income. The adjustments for each of the 12 months shall be added, and a net credit or charge for the year shall be settled, between General Dynamics or the applicable Qualified Affiliate and the Fund, on or before the second Account Clearing Date of the new year.

         12. UNCOLLECTIBLE RECEIVABLES. General Dynamics undertakes to hold the Fund harmless from any risk of loss due to uncollectibility of General Dynamics Receivables or Affiliate Receivables. Should any General Dynamics Receivables or Affiliate Receivables be determined in accordance with General Dynamics's or such Qualified Affiliate's normal business practices to be uncollectible, such receivable shall no longer be deemed to be an Eligible Receivable, and accordingly, the General Dynamics Percentage or the Affiliate Percentage in the remaining General Dynamics Receivables or such Affiliate Receivables, as appropriate, shall be increased in compensation therefor.

         13. REPURCHASE. General Dynamics may, in the case of General Dynamics Receivables, and may require the applicable Qualified Affiliate, in the case of Affiliate Receivables, to repurchase all or any portion of General Dynamics Share or Affiliate Share, as applicable, from time to time, provided, however, that such a repurchase may be required only if necessary to provide funds for withdrawals from the Fund pursuant to Section 607(g)(4) of the Merchant Marine Act, 1936, as amended. Such repurchase shall be made in accordance with the provisions of paragraph 3 (ELECTION AND ASSIGNMENT). An election shall be executed and delivered by General Dynamics, and the repurchase shall be evidenced by the execution and delivery of an instrument of repurchase in the form set forth in Exhibit C.

         14. REPRESENTATIONS AND WARRANTIES BY General Dynamics AND EACH QUALIFIED AFFILIATE. General Dynamics hereby represents and warrants and shall cause each Qualified Affiliate to represent and warrant, in both cases to NASSCO and the Fund as follows:

              (a) the figures set forth in statements or documents which are required to be delivered by General Dynamics or such Qualified Affiliate hereunder will be true and correct as of the time made;

              (b) at the time of the assignment of an undivided interest in Eligible Receivables, General Dynamics or such Qualified Affiliate will have good and valid title to the undivided interest to be assigned to the Fund and such Eligible Receivables will represent valid and legally enforceable obligations of customers in connection with sales of products or services;

              (c) at the time of assignment, beneficial ownership in the undivided interest to be assigned to the Fund will not have been conveyed or assigned to any other person, firm or corporation;

              (d) each instrument of assignment executed and delivered to the Fund Depository hereunder will vest in the Fund an undivided interest in all of General Dynamics's or such Qualified Affiliate's right and interest in and to the Eligible Receivables covered by such instrument and the proceeds of collection thereof, in each case free and clear from claims of any third parties;

              (e) at the time of assignment of an undivided interest in Eligible Receivables (i) such interest will be free and clear of all liens and encumbrances whatsoever; (ii) the Eligible Receivables will conform to any and all applicable laws and regulations; and (iii) all obligations to be performed by General Dynamics or such Qualified Affiliate or by any other person or persons under or in connection with Eligible Receivables (except payment thereof), including obligations with respect to the products, merchandise or services, the sale or performance of which gave rise to any of such Eligible Receivables, will have been, or will promptly be, fulfilled; and

              (f) General Dynamic's exclusive remedy, on behalf of the Fund, for breach of the representations and warranties contained in paragraph 14 shall be limited to the remedy with respect to an uncollectible receivable contained in paragraph 12 (UNCOLLECTIBLE RECEIVABLES), provided that in no event shall the Fund incur an economic loss as a result of any such breach.

         15. WAIVERS. Each party hereby waives any failure or delay on the part of the other party in asserting or enforcing any rights or in making any claims or demands.

         16. SUCCESSORS. The covenants, representations, warranties and agreements herein set forth shall be mutually binding upon, and inure to the mutual benefit of General Dynamics and, where applicable, any Qualified Affiliate, on the one hand, and NASSCO, on the other hand and upon approval of the Maritime Administration shall inure to their respective successors and assigns.

         17. DURATION AND TERMINATION. The term of this Agreement shall commence on the date of its execution and shall terminate on September ___, 2013. Either party has the right to terminate this Agreement at any time with immediate effect (a) for breach of a material provision of this Agreement by the other party, (b) if circumstances occur (i) which significantly affect the economic or legal effects of this Agreement and (ii) which circumstances have not been anticipated in this Agreement and (iii) the parties are unable to agree on a reasonable means to continue operating under this Agreement in the context of the changed circumstances, or (c) if either of the parties experience business or structural changes which make it unreasonable for such party to continue to adhere to this Agreement.

         18. FURTHER ASSURANCES. General Dynamics shall, and shall cause each Qualified Affiliate to do, make, execute and deliver all additional and further acts, things and documents as the other may reasonably require to more completely vest in and assure to the Fund its undivided interest and rights hereunder and to otherwise carry out the intention of this Agreement.

         19. GOVERNING LAW. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware.

         20. ASSIGNMENT AND AMENDMENT: This Agreement may not be assigned by either party without the prior written consent of the other party and the approval of the Maritime Administration. This Agreement may not be amended without the prior written consent of the Maritime Administration.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        GENERAL DYNAMICS CORPORATION

                                        By:
---------------------------                  ---------------------------
Attest

                                             Authorized Signatory

Date:
     ---------------------------


                                        (Qualified Affiliate)

                                        By:
---------------------------                  ---------------------------
Attest

                                             Authorized Signatory

Date:
     ---------------------------

                                   EXHIBIT A

                                                                          , 1988
                                                       ------------------

         Pursuant to the Receivables Purchase and Sale Agreement dated as of __________, 19__, General Dynamics and [and the Qualified Affiliate Instrument, dated _____________], General Dynamics hereby elects to increase the Fund's Investment by purchasing an additional undivided interest in certain accounts receivable of [General Dynamics] [Qualified Affiliate], which accounts receivable are more fully described in said Agreement.

          Election is as follows:

          New [General Dynamics] [Affiliate] Investment     $
                                                             -------------------

          Change from prior Election
                                             ---------------------------

          Effective date requested
                                             ---------------------------


                                             General Dynamics Corporation

                                             By:
                                                  -------------------------
                                                  Authorized Signatory

                                    EXHIBIT B

             ASSIGNMENT OF UNDIVIDED INTEREST IN ACCOUNTS RECEIVABLE

         Pursuant to the Receivables Purchase and Sale Agreement dated as of ____________, 19__, between General Dynamics [and the Qualified Affiliate Instrument, dated __________], and for the consideration expressed therein, [General Dynamics] [Qualified Affiliate] hereby sells, transfers, and assigns to the Fund all of its rights, title and interest in and to an undivided interest in Eligible Receivables (as defined in such Agreement), in an amount constituting [General Dynamics] [Affiliate] Investment (as so defined) as set forth below:

                                                       $
                                                        -----------------------

         [General Dynamics] [Qualified Affiliate] agree that the sale of an undivided interest in Eligible Receivables shall be governed by the above-referenced Agreement[s] which [is] [are] incorporated herein by reference.

         AGREED TO as of                              .
                         -----------------------------


GENERAL DYNAMICS CORPORATION                 (Qualified Affiliate)

By:                                     By:
     ---------------------------             ---------------------------
     Authorized Signatory                    Authorized Signatory


RECEIVED ON                   , 19     .
            ------------------     ----

[FUND DEPOSITORY]


By:
     ---------------------------
     Authorized Signatory

                                    EXHIBIT C

             REPURCHASE OF UNDIVIDED INTEREST IN ACCOUNTS RECEIVABLE

         Pursuant to the Receivables Purchase and Sale Agreement dated as of __________, 19___, between General Dynamics and [and the Qualified Affiliate Instrument dated __________], and for the consideration expressed therein, the Fund hereby sells, transfers, and assigns to [General Dynamics] [Qualified Affiliate] all of the Fund's right title and interest in and to an undivided interest in Eligible Receivables (as defined in such Agreement), in an amount constituting [General Dynamics] [Qualified Affiliate] Investment (as so defined) as set forth below:

                                                       $
                                                        -----------------------

         [General Dynamics] [Qualified Affiliate]agree that the sale of an undivided interest in Eligible Receivables shall be governed by the above-referenced Agreement[s] which [is] [are] incorporated herein by reference.

         AGREED TO as of                              .
                         -----------------------------

GENERAL DYNAMICS CORPORATION            [GENERAL DYNAMICS CORPORATION]
                                        [Qualified Affiliate Name]

By:                                     By:
     ---------------------------             ---------------------------
     Authorized Signatory                    Authorized Signatory


RECEIVED ON                   , 19
            ------------------     ----

[FUND DEPOSITORY]


By:
     ---------------------------
     Authorized Signatory

                                    EXHIBIT D                      APPENDIX I

                               EXAMPLE CACULATIONS

      FOR [SPECIFY General Dynamics OR QUALIFIED AFFILIATE AS APPROPRIATE]

         (Not purported to reflect actual or expected rates or balances)


           Item Name             Calculation          Symbol        Month 1         Month 2
           ---------             -----------          ------        -------         -------
MONTHLY

Ending Eligible
Receivables Balance                                     B         100,000,000      75,000,000

Amounts Invoiced
for Month                                               MI         75,000,000      80,000,000

Finance Revenue                                         FR              3,000           4,000

Bad Debt Provision                                      BD            200,000         150,000


Days in Month                                           MD                 30              31

Contract Collection Days                               CCD                 32              32

Actual Collection Days          (B * MD / MI)          ACD                 40            29.1

Interest Rate, Annual                                   IA                .10             .10

Interest Rate, Daily             (IA / 365)             ID           .0002740        .0002740

Discount Factor                  (ID * CCD)             DF           .0087671        .0087671

Assignment Increase                                     AI         30,000,000         247,478

Investment                    (Prior INV + AI)         INV         30,000,000      30,247,478

Discount                         (INV * DF)             D             263,013         265,183

Share                         (INV * (1 + DF))          S          30,263,013      30,512,661

Share Daily Income                (D / CCD)             DI              8,219           8,287

Share Finance Revenue           (FR * S / B)           SFR                908           1,627

Share Bad Debt Provision       (Paragraph 13)          SBD                  0               0

Share Monthly Income          ((DI * MD) + SFR)        SMI            247,478         258,524


YEAR-END ADJUSTMENT

Adjusted Daily Income             (D / ACD)            ADI              6,575           9,113

Adjustment                    (MD * (ADI - DI))        ADJ            -49,320           25,60